UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2006

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 1, 2006, 4Kids Entertainment, Inc. (“4Kids”) filed a proxy statement with the Securities and Exchange Commission relating to its 2006 Annual Meeting of Stockholders to be held on May 25, 2006. The proxy statement included a proposal to approve the 4Kids 2006 Long-Term Incentive Compensation Plan (the “Plan”).

In awarding stock-based compensation, 4Kids supports appropriate steps to control its equity “burn rate.” To calculate 4Kids’ equity burn rate percentage, the sum of the total number of shares represented by stock options granted in a fiscal year, plus two times the total number of shares of restricted stock or other stock awards awarded in that year, is divided by the gross number of shares outstanding at the end of that year.

In connection with the Plan, 4Kids commits to maintain an average annual equity burn rate over the next three fiscal years (2006-2008) not exceeding 3.38% per year.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2006

4 KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President and Chief Financial Officer